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                                                                     EXHIBIT 11


                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                               Sixteen Weeks Ended
                                                              ----------------------
                                                               May 20,       May 22,
                                                                1996          1995
                                                              --------      --------
PRIMARY EARNINGS PER SHARE

    Net income                                                $  5,333      $  1,915
                                                              ========      ========

    Weighted average number of common shares outstanding
        during the period                                       18,571        18,255

    Incremental common shares attributable to
        exercise of outstanding options                            378            15

    Repurchase of shares                                            --           (72)
                                                              --------      --------

            Total shares                                        18,949        18,198
                                                              ========      ========


                   Primary earnings per share                 $    .28      $    .11
                                                              ========      ========


FULLY DILUTED EARNINGS PER SHARE

    Net income                                                $  5,333      $  1,915
                                                              ========      ========

    Weighted average number of common shares outstanding
        during the period                                       18,571        18,255

    Incremental common shares attributable to
        exercise of outstanding options                            538            16

    Repurchase of shares                                            --           (72)
                                                              --------      --------

            Total shares                                        19,109        18,199
                                                              ========      ========


                   Fully diluted earnings per share           $    .28      $    .11
                                                              ========      ========


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